Exhibit 10.3

FORM OF LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”), dated as of November 10, 2022, is among Blockchain Coinvestors Acquisition Corp. I, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”) and the other parties hereto identified as a “Holder” on the signature pages and Schedule A hereto (each, a “Holder” and collectively, the “Holders”).

RECITALS

WHEREAS, the Company, BCSA Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and QENTA Inc., a Delaware corporation (“QENTA”) are parties to the Business Combination Agreement, dated as of the date hereof (the “Business Combination Agreement”), by and among the Company, Merger Sub and QENTA, pursuant to which, among other things, on the Closing Date, Merger Sub will merge with and into QENTA, with QENTA surviving the Merger as a wholly-owned subsidiary of the Company (the “Merger”);

[WHEREAS, the Company, Blockchain Coinvestors Acquisition Sponsors I LLC, a Delaware limited liability company (the “Sponsor”) and each of the Insiders (as defined in such agreements, and, together with the Sponsor, the “Original Holders”) are parties to certain Letter Agreements dated as of November 9, 2021 (the “Prior Agreements”).]*1

WHEREAS, in connection with the Merger and effective upon the consummation thereof, the parties hereto wish to set forth herein certain understandings between the parties with respect to restrictions on transfer of equity interests in the Company.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

“Agreement” has the meaning set forth in the Preamble.

“Board” means the Board of Directors of the Company.

“Business Combination Agreement” has the meaning set forth in the Recitals.

“Change in Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the board of directors of the Company or to direct the operations of the Company.

“Closing Date” has the meaning set forth in the Business Combination Agreement.

[1]	Note to Form: Bracketed language marked with an asterisk (*) throughout the form to be included in the execution version of the lock-up agreement that provides for a 180-day lock-up period.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Company” has the meaning set forth in the Preamble.

“Covered Shares” means, with respect to any Holder, the shares of Common Stock beneficially owned or owned of record by such Holder.

“Effective Time” shall have the meaning set forth in the Business Combination Agreement.

“Holders” has the meaning set forth in the Preamble.

“Lock-up Period” has the meaning set forth in Section 2.1.1.

“Merger” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Recitals.

[“Original Holders” has the meaning set forth in the Recitals.]*

“Permitted Transferees” has the meaning set forth in Section 2.2.

[“Prior Agreements” has the meaning set forth in the Recitals.]*

“QENTA” has the meaning set forth in the Recitals.

[“Sponsor” has the meaning set forth in the Recitals.]*

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person.

ARTICLE II

LOCK-UP

Section 2.1 Lock-Up.

2.1.1 Except as permitted by Section 2.2, each Holder shall not Transfer any of such Holder’s Covered Shares until the date that is [60 // 180]5 days from the Closing Date (the “Lock-up Period”). Each certificate evidencing any Covered Shares may include any legend that the Company deems appropriate to reflect the restrictions on Transfer set forth in this Agreement, in addition to any other applicable legends.

[5]	Note to Form: Lock-up period to be 180 days for all holders except five Qenta shareholders will have a 60-day lock-up period

2.1.2 During the Lock-up Period, any purported Transfer by a Holder of such Holder’s Covered Shares not in accordance with this Agreement shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose. In order to enforce this Section 2.1, the Company may impose stop-transfer instructions with respect to the Covered Shares of such Holder (and the Permitted Transferees and assigns thereof) until the end of the Lock-Up Period and any extensions applicable at the time, except for Transfers in compliance with the exceptions in Section 2.2.

2.1.3 Each Holder acknowledges and agrees that, notwithstanding anything to the contrary contained in this Agreement, such Holder’s Covered Shares shall remain subject to any restrictions on Transfer under applicable securities laws of any governmental entity, including all applicable holding periods under the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time and other rules of the Commission.

Section 2.2 Exceptions. The provisions of Section 2.1 shall not apply to:

2.2.1 Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or charitable contribution;

2.2.2 Transfers of shares of Common Stock by a Holder to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of such Holder;

2.2.3 Transfers by will or intestate succession upon the death of such Holder;

2.2.4 the Transfer of shares of Common Stock pursuant to a qualified domestic order, court order or in connection with a divorce settlement;

2.2.5 if a Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with such Holder, or (ii) distributions of shares of Common Stock to partners, limited liability company members or stockholders of such Holder, including, for the avoidance of doubt, if such Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership;

2.2.6 if Holder is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

2.2.7 Transfers to the Company’s officers, directors or their affiliates;

2.2.8 Transfers to a nominee or custodian of a person or entity to whom a Transfer would be permissible under Sections 2.2.1 through 2.2.7;

2.2.9 Transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control of the Company; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Common Stock subject to this Agreement shall remain subject to this Agreement;

provided, however, that in the case of any Transfer pursuant to Sections 2.2.1 through 2.2.8, each pledgee or transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of this Agreement (such transferees, “Permitted Transferees”).

Section 2.3 Release of Lock-up Restrictions. Notwithstanding the other provisions set forth herein, the Board may, in its sole discretion, determine to waive, amend, or repeal the restrictions set forth in Section 2.1 above, whether in whole or in part; provided, that any such waiver, amendment or repeal shall not make such restrictions more restrictive or apply for a longer period of time.

Section 2.4 [Other Lock-up Restrictions. Each of (a) the Company and (b) if such Holder is an Original Holder, each Holder hereby acknowledges and agrees that this Article II supersedes Section 5 of each of the Prior Agreements in all respects, and, upon execution of this Agreement by each of the Company and the Holders, the Prior Agreements shall be deemed amended to remove Section 5 of each of the Prior Agreements.]*

ARTICLE III

TERMINATION

Section 3.1 Termination. This Agreement shall terminate upon the earliest to occur of: (i) the termination of the Business Combination Agreement in accordance with its terms, and (ii) the date on which neither the Holders nor any of their Permitted Transferees are subject to the restrictions contained in Section 2.1.

Section 3.2 Effect of Business Combination Agreement Termination. This Agreement shall only become effective at the Effective Time, and prior to such date this Agreement shall be of no force and effect. In the event of a termination of this Agreement as a result of the termination of the Business Combination Agreement, this Agreement shall become void.

ARTICLE IV

GENERAL PROVISIONS

Section 4.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given when delivered (i) by delivery in person, (ii) by e-mail, having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or receipt of a similar message that such e-mail was not deliverable or not received by such intended recipient), or (iii) by nationally recognized overnight delivery service to the other parties as follows (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 4.1):

If to the Company, to it at:

Blockchain Coinvestors Acquisition Corp. I

PO Box 1093, Boundary Hall

Cricket Square, Grand Cayman

KY1-1102, Cayman Islands

Attention: Lou Kerner

with a copy (which shall not constitute notice) to:

Perkins Coie LLP

1120 N.W. Couch Street Tenth Floor

Portland, Oregon 97209

Attention: M. Christopher Hall and Gina Eiben

If to a Holder, to the address or email address set forth for Holder on the signature page hereof.

Section 4.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the subject matter hereof is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 4.3 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be assigned (whether by operation of law or otherwise) by any party without the prior express written consent of the Company.

Section 4.4 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and its respective permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 4.5 Governing Law. This Agreement, and any rights or claims arising from or relating to this Agreement or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 4.6 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.6.

Section 4.7 Submission to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware lacks or declines to accept jurisdiction, the Superior Court of the State of Delaware, or the United States District Court for the District of Delaware), for the purposes of any proceeding, claim, demand, action or cause of action arising under, for enforcement or breach of, or relating to this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of jurisdiction and venue of any such proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum. Each party hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding claim, demand, action or cause of action against such party arising under, for enforcement or breach of, or relating to this Agreement or any of the transactions contemplated hereby, (a) any claim that such party is not personally subject to the jurisdiction of the courts as described in this Section 4.7 for any reason, (b) that such party or such party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the proceeding, claim, demand, action or cause of action in any such court is brought against such party in an inconvenient forum, (ii) the venue of such proceeding, claim, demand, action or cause of action against such party is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced against such party in or by such courts. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 4.1 shall be effective service of process for any such proceeding, claim, demand, action or cause of action.

Section 4.8 Construction; Interpretation. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless business day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, or Schedules are to Articles, Sections, and Schedules of this Agreement; and (k) all references to any law will be to such law as amended, supplemented or otherwise modified or re-enacted from time to time.

Section 4.9 Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail, electronic signature or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 4.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 4.11 Amendment. This Agreement may not be amended except by an instrument in writing signed by [(i) the Company, (ii) the Sponsor, and (iii) Holders // the Company, and Holders]7 holding at least a majority in interest of the then-outstanding number of shares held by all Holders (provided the Holders or their Permitted Transferees hold such shares at the time of such amendment).

Section 4.12 Waiver. At any time, (i) the Company may (a) extend the time for the performance of any obligation or other act of any Holder, (b) waive any inaccuracy in the representations and warranties of any Holder contained herein or in any document delivered by such Holder pursuant hereto and (c) waive compliance with any agreement of such Holder or any condition to its own obligations contained herein. At any time, (i) the Holders may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to their own obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

[Remainder of page intentionally left blank.]

[7]	Note to Form: Language for 180-day // 60-day lock-up period agreements, respectively.

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

COMPANY:

By:
Name:
Title:

[Signature Page to Lock-up Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:
Name:

By:
Name:
Title:

Address for
Notice:
Telephone No.:
Email Address:

[Signature Page to Lock-up Agreement]